                                                                EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 15th day of July, 1997, by and between California Real Estate Investment Trust, a trust organized under the laws of the State of California and established under a Declaration of Trust dated September 15, 1966, as amended from time to time (such trust and any successors thereto being hereinafter referred to as "Capital Trust") and Craig Hatkoff (the "Executive"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Part Five hereof.

                                    RECITALS

         WHEREAS, Capital Trust desires to employ the Executive as the Vice Chairman of the Board and Chairman of the Executive Committee of Capital Trust; and

          WHEREAS, the Executive desires to be employed by Capital Trust at the salary and benefits provided for herein; and

         WHEREAS, the Executive acknowledges and understands that during the course of his employment, the Executive will develop certain strategic business relationships and become familiar with certain confidential information of Capital Trust which are exceptionally valuable to Capital Trust and vital to the success of Capital Trust's business; and

         WHEREAS, Capital Trust and the Executive desire to protect such business relationships and such confidential information from use to the detriment of Capital Trust or disclosure to third parties.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto acknowledge and agree as follows:

                                      TERMS

                                    PART ONE

                          NATURE AND TERM OF EMPLOYMENT

         1.01 Employment. Capital Trust hereby agrees to employ the Executive, and the Executive hereby accepts such employment, as the Vice Chairman of the Board and Chief Executive Officer of Capital Trust.

         1.02 Term of Employment. The term of the Executive's employment hereunder shall be for a period of five years beginning on the date of this Agreement (the "Original Term").

         1.03 Term Extension. Immediately as of the expiration of the Original Term and each Renewal Period, this Agreement will automatically renew and extend for successive one year periods (the "Renewal Periods"), unless Capital Trust or Executive shall have delivered to the other written notice of non-renewal at least ninety (90) days prior to the expiration of the Original Term or the applicable Renewal Period, in which case the Original Term or the applicable Renewal Period shall expire effective as of the last day of the Original Term or the applicable Renewal Period, as the case may be. The period during which Executive shall be employed by Capital Trust hereunder shall be referred to herein as the "Employment Period." Notwithstanding anything to the contrary contained herein, the Original Term and the Renewal Periods are each subject to termination pursuant to Part Four below.

         1.04 Duties. The duties of the Executive shall be as determined by the Board of Trustees of Capital Trust (the "Board") consistent with the Executive's title and position with the Company, and the Executive shall report to the Board and shall be subject to the Board's direction and control. Without limiting the generality of the foregoing, the Executive shall manage the business of Capital Trust on a day-to-day basis and shall report to and advise the Board regarding the management and operation of Capital Trust's business. The Executive agrees to devote his full business time attention and energies to the diligent performance of his duties hereunder and will not, during the Employment Period, engage in, accept employment from or provide services to any other person, firm, corporation, governmental agency or other entity; provided, however, that subject to Section 3.04 hereof, Executive may (a) devote a reasonable amount of time to civic activities, (b) maintain not more than three outside board positions with companies which do not compete with Capital Trust and serve on the board of directors of a cooperative apartment in which Executive lives, in each case subject to the prior consent of the Board, which consent shall not be unreasonably withheld, and (c) manage his own investments, provided that such activities do not conflict with or detract from the Executive's diligent performance of Executive's duties hereunder.

                                    PART TWO

                            COMPENSATION AND BENEFITS

         2.01 Salary. During the Employment Period, the Executive shall receive a base salary at the rate of$500,000 dollars per annum (the "Base Salary"), payable in regular installments in accordance with Capital Trust's general payroll practices for salaried employees. During the Employment Period, the Base Salary shall be increased as of each anniversary of the date of this Agreement by a percentage amount not less than any percentage increase in the Consumer Price Index and may be further increased at the discretion of the Board.

          2.02 Bonus. In addition to his Base Salary, Executive may receive during the Employment Period, as determined annually at the discretion of the Board, an annual incentive cash bonus based upon Executive's performance and the profitability of Capital Trust during such period.

         2.03 Benefits. During the Term of this Agreement, Capital Trust agrees to provide to Executive such benefits as are provided to other employees of Capital Trust from time to time, including but not limited to, any health, disability, life, deferred compensation, profit-sharing, pension, or other employee benefit policies, programs or plans which Capital Trust provides to its employees (collectively, the "Employee Benefits"), all at levels determined by the Board and commensurate with the Executive's position.

         2.04 Expenses. During the Term of this Agreement, the Executive shall be reimbursed by Capital Trust for all ordinary and necessary out-of-pocket expenses for travel, lodging, meals, entertainment expenses, or any other similar reasonable expenses incurred by the Executive in performing services for Capital Trust in accordance with the policies established by the Board.

         2.05 Vacations. The Executive shall be entitled to a paid vacation of four (4) weeks during each twelve month period during the Employment Period, provided, however, that the Executive's vacation shall be in accordance with policies established by the Board.

         2.06 Life Insurance. During the Employment Period, provided the Executive passes any necessary health examination and such coverage is purchasable at commercially reasonable rates, Capital Trust shall provide the Executive with term life insurance coverage providing a death benefit equal to not less than $1,500,000, the beneficiary of which shall be designated by the Executive. Capital Trust agrees to pay all of the premiums required to provide the aforesaid term life insurance coverage to the Executive.

         2.07 Disability Insurance. During the Employment Period, provided the Executive passes any necessary health examination and such coverage is purchasable at commercially reasonable rates, Capital Trust shall provide the Executive with disability insurance coverage equal to sixty percent (60%) of his Base Salary.

         2.08 Share Plan. Executive shall participate in Capital Trust's Share Plan at a level determined by the Board and commensurate with his position.

         2.09 Matching Compensation Level. As long as Executive and Craig Hatkoff ("Hatkoff") are both employed by Capital Trust, the aggregate compensation payable by Capital Trust to Executive for any period (including the granting of any equity awards under the Share Plan) shall be equal to the aggregate compensation payable by Capital Trust to Hatkoff for the same period (including the granting of any equity awards under the Share Plan); it being understood that, if Hatkoff's employment is terminated for any reason, any cash amounts payable to Hatkoff, and any accelerated vesting of any grants under the Share Plan, as a result of the termination of Hatkoff's employment, shall not be deemed compensation payable by Capital Trust to Hatkoff subject to the "equal payment" requirement of this Section 2.09.

         2.10 Withholding. Any amounts payable to the Executive hereunder shall be paid to the Executive subject to all applicable taxes required to be withheld by the Company pursuant to federal, state or local law. The Executive or his beneficiary, if applicable, shall be solely responsible for all taxes imposed on the Executive or his beneficiary by reason of his receipt of any amount of compensation or benefits payable to the Executive hereunder.

                                   PART THREE

                    CONFIDENTIAL INFORMATION AND COMPETITION

         3.01 Definition of Confidential Information. For the purposes of this Agreement, the term "Confidential Information" shall mean all information and all documents and other tangible items which record information which is non-public, confidential or proprietary in nature with respect to Capital Trust or its customers, clients or investors and shall include, but shall not be limited to: (a) all information, which at the time or times concerned is protectible as a trade secret under applicable law; (b) business and investment plans and strategies; (c) marketing plans and strategies; and (d) proprietary software and business records. Capital Trust and the Executive acknowledge and agree that the Confidential Information is extremely valuable to Capital Trust and the information referred to in subparagraphs (b) through (d) inclusive of this Section 3.01 is especially sensitive and valuable.

         3.02 Non-Disclosure of Confidential Information. The Executive will not during, or for a period of two (2) years after termination of the Executive's employment for any or no reason, in any form or manner, directly or indirectly, divulge, disclose or communicate to any person, entity, firm, corporation or any other third party, or utilize for the Employee's personal benefit of for the benefit of any person, entity, firm or corporation (other than Capital Trust), any Confidential Information.

         3.03 Delivery Upon Termination. Upon termination of the Executive's employment with CapitalTrust for any or no reason, the Executive will promptly deliver to Capital Trust all correspondence, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents or media concerning Capital Trust and/or which contains Confidential Information.

         3.04 Covenant-Not-To-Compete. The Executive will not during the Employment Period, and, in the event the Executive's employment is terminated by Capital Trust for Cause or by Executive voluntarily other than for Good Reason, for a period of one (1) year following termination of the Executive's employment, in any form or manner, directly or indirectly, on his own behalf or in combination with others, engage in or become interested in (as an individual, partner, member, stockholder, director, officer, principal, agent, independent contractor, employee, trustee, or in any other relation or capacity whatsoever, except as a holder of securities of a corporation whose securities are publicly traded and which is subject to the reporting requirements of the Securities Exchange Act of 1934, and then only to the extent of owning not more than five percent (5%) of the issued and outstanding securities of such corporation) any business which is competitive with the business of Capital Trust or any Capital Trust Affiliate, as conducted or proposed to be conducted as of the date of termination of Executive's employment.

         3.05 Restriction Against Employing Capital Trust Employees. The Executive will not, for a period of (1) one year after termination of Executive's employment for any or no reason, directly or indirectly, whether individually, as a director, stockholder, partner, member, owner, employee or agent of any business, or in any other capacity or solicit for employment or engagement, any person who is employed or otherwise engaged by Capital Trust on, or within 180 days prior to, such termination of Executive.

         3.06 Continuing Obligation. The obligations, duties and liabilities of the Executive pursuant to Part Three of this Agreement are continuing, absolute and unconditional and shall remain in full force and effect as provided therein despite any termination of the Executive's employment with Capital Trust for any or no reason, including, but not limited to, the expiration of the Employment Period.

         3.07 Executive Acknowledgment/Injunctive Relief. Executive acknowledges and agrees that the covenants set forth in Part Three hereof are reasonable and necessary for the protection of Capital Trust's business interests, that such covenants will not result in undue economic hardship to Executive, that irreparable injury will result to Capital Trust if Executive breaches any of the terms of said covenants, and that in the event of Executive's actual or threatened breach of any such covenants, Capital Trust will have no adequate remedy at law. Executive accordingly agrees that in the event of any actual or threatened breach by him of any of said covenants, Capital Trust shall be entitled to immediate injunctive and other equitable relief, without bond and without the necessity of showing any actual monetary damages. If, in any action by Capital Trust against the Executive to enforce the provisions of this Part Three, there shall be a final judicial finding that the Executive has committed a material breach of this Part Three, the Executive shall reimburse Capital Trust for its reasonable costs and expenses in such action (including court costs and reasonable attorney's fees). If, in any action by Capital Trust against the Executive to enforce the provisions of this Part Three, there shall be a final judicial finding that the Executive has not committed a material breach of this Part Three, Capital Trust shall reimburse the Executive for his reasonable costs and expenses in defending such action (including court costs and reasonable attorney's fees). If in any such action there is no judicial finding on the issue of a material breach by the Executive of this Part Three, neither party shall be obligated to reimburse the other for costs and expenses relating to the action. Nothing herein shall be construed as prohibiting Capital Trust from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

                                    PART FOUR

                                   TERMINATION

         4.01 Termination upon Written Notice. Either Capital Trust or the Executive may terminate the Executive's employment as provided in Subparagraphs
(a) and (b) below during the Employment Period by delivery to the other party of a written notice (the "Termination Notice") indicating the date Executive's employment is terminated (the "Termination Date").

                  (a) If Capital Trust terminates the Executive's employment other than for Cause or Disability or if Executive terminates his employment with Capital Trust for Good Reason and such termination takes place within 90 days of the later of (i) the latest occurrence of events or omissions comprising Good Reason and (ii) the discovery by Executive of the grounds for Good Reason, Capital Trust and Executive shall have the rights and obligations provided in this Section 4.01(a). Capital Trust shall be required to pay to the Executive: (i) the Executive's Base Salary and incentive cash bonus, if any, accrued up to the Termination Date, and (ii) upon execution and delivery by Executive of the form of Release attached hereto as Exhibit A, and the expiration of the seven day revocation period provided in said Release without revocation of said Release by Executive, a severance payment equal to the greater of (A) the Base Salary payable to Executive over the remainder of the Employment Period had Executive not been so terminated and (B) the amount of the Base Salary as of the Termination Date for one (1) full calendar year (the "Severance"). The Severance shall be payable over a period of time equal to the greater of (A) the remainder of the Employment Period had Executive not been so terminated and (B) one (1) year, in either case, beginning on the Termination Date and in regular installments in accordance with Capital Trust's general payroll practices for salaried employees. Furthermore, Capital Trust shall be required to maintain for the Executive and his spouse and children under the age of 21 medical insurance coverage to which the Executive and his spouse and children under the age of 21 were entitled immediately preceding the date of the Executive's termination until the earlier of (x) the two (2) year period expiring on the second anniversary of the Termination Date or (y) such time as Executive shall obtain employment or other engagement offering comparable or better medical insurance coverage. Notwithstanding anything to the contrary in the Share Plan, all unvested options granted to the Executive under the Share Plan will automatically vest and become immediately exercisable for the total number of shares purchasable thereunder. Notwithstanding anything to the contrary in the Share Plan, such options will expire on the earlier of (i) the expiration date of such options under the Share Plan and (ii) one year from the Termination Date. Except as set forth in this Section 4.01(a), Executive shall not be entitled to receive any other severance, benefits or compensation of any kind whatsoever.

                  (b) If the Executive terminates his employment voluntarily other than for Good Reason, Capital Trust and Executive shall have the rights and obligations provided in this Section 4.01(b). Executive shall be entitled to receive only his Base Salary accrued through the Termination Date as set forth in the Termination Notice, and except as set forth in this Section 4.01(b), Executive shall not be entitled to receive any other severance, benefits or compensation of any kind whatsoever. In addition, notwithstanding anything to the contrary in the Share Plan, all unvested options granted to the Executive under the Share Plan will be forfeited. Notwithstanding anything to the contrary in the Share Plan, vested options granted to the Executive under the Share Plan will expire on the earlier of (i) the expiration date of such options and (ii) the date ninety (90) days following the Termination Date.

         4.02 Termination Upon Death. Upon the Executive's death during the Employment Period, CapitalTrust and Executive shall have the rights and obligations provided in this Section 4.02. This Agreement shall terminate, except that the Executive's legal representatives shall be entitled to receive
(a) the Executive's Base Salary, accrued up to the date of the Executive's death, and (b) any death benefits payable under the life insurance policy maintained for the Executive's benefit referred to in Section 2.06 hereof. Capital Trust shall continue the medical insurance coverage for the benefit of Executive's spouse and children under the age of 21 to which they were entitled immediately preceding the date of the Executive's death for one year from the date of Executive's death. Upon Executive's death, all unvested options granted to the Executive under the Share Plan will be forfeited. Notwithstanding anything to the contrary in the Share Plan, vested options granted to the Executive under the Share Plan will expire on the earlier of (i) the expiration date of such options and (ii) the first anniversary of termination of employment. Except as set forth in this Section 4.02, Executive shall not be entitled to receive any other severance, benefits or compensation of any kind whatsoever.

         4.03 Termination Upon Disability. If, during the Employment Period, in the reasonable opinion of the Board, the Executive becomes physically or mentally disabled, whether totally or partially, so that the Executive is unable substantially to perform his duties hereunder (a) for a period of ninety (90) consecutive days or (b) for shorter periods aggregating one hundred and eighty
(180) days during any three hundred and sixty (360) day period, Capital Trust may at any time thereafter terminate the Executive's employment under this Agreement. In the event of such termination, Capital Trust and Executive shall have the rights and obligations provided in this Section 4.03. Executive shall be entitled to continue to receive his Base Salary until commencement of payments under Executive's disability insurance policy. Capital Trust shall continue the medical insurance coverage for the benefit of Executive and his spouse and children under the age of 21 for a period of one year following such termination. Notwithstanding anything to the contrary in the Share Plan, all unvested options under the Share Plan will be forfeited without any payment or other consideration to the Executive. Notwithstanding anything to the contrary in the Share Plan, vested options under the Share Plan will expire on (i) the earlier of the expiration date of such options and the first anniversary of the termination of employment. Except as set forth in this Section 4.03, Executive shall not be entitled to receive any other severance, benefits or compensation of any kind whatsoever.

         4.04 Termination for Cause. Capital Trust has the right, at any time during the Employment Period, exercisable by serving notice, effective in accordance with its terms, to terminate the Executive's employment under this Agreement for"Cause". If such right is exercised, Capital Trust and Executive shall have the rights and obligations provided in this Section 4.04. Capital Trust's obligation to the Executive shall be limited to the payment and/or satisfaction of unpaid Base Salary accrued up to the effective date specified in Capital Trust's notice of termination. Notwithstanding anything to the contrary in the Share Plan, all unvested options under the Share Plan will be forfeited without any payment or other consideration to the Executive. Notwithstanding anything to the contrary in the Share Plan, vested options under the Share Plan will expire on the earlier of (a) the expiration date of such options and (b) the date 90 days following the date of termination of employment. Except as set forth in this Section 4.04, Executive shall not be entitled to receive any other severance, benefits or compensation of any kind whatsoever.

         4.05 Sole Remedy. The amounts payable to the Executive, if any, under the applicable provisions of this Part Four in connection with the termination of the Executive's employment, voluntarily or involuntarily, for any or no reason, shall be the only remedy, legal or equitable, available to the Executive in connection with such termination (but not for claims or causes of action not directly related to such termination, even if arising at the time of termination), and such amounts shall constitute liquidated damages.


                                    PART FIVE

                               CERTAIN DEFINITIONS

          5.01 Certain Definitions. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

                  (a) "Affiliate" shall mean (i) with respect to any Person, any Person that directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" shall mean the power to direct, or cause the direction of, the management of policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  (b) "Cause" shall mean:

                           (i)  fraud, embezzlement or conviction of a felony;

                           (ii) misappropriation of any money, proprietary
                                information or other assets or properties of Capital Trust or any affiliate of Capital Trust other than (A) an isolated, insubstantial and unintentional misappropriation which is promptly remedied by the Executive after receipt of notice thereof given by Capital Trust or (B) any good faith dispute regarding reimbursement of expenses or other similar good faith dispute;

                          (iii) willful and material breach by the Executive of
                                the terms of this Agreement;

                           (iv) any other verifiable misconduct of Executive
                                materially and adversely affecting the
                                reputation of Capital Trust; or

                           (v) the Transfer by Executive other than a Permitted Transfer, as defined in, and in accordance with the provisions of that certain Rights Agreement by and among, Veqtor, V2 Holdings, LLC, a Delaware limited liability company ("V2"), SZ Investments, LLC, a Delaware limited liability company ("SZ"), Executive and Hatkoff of even date herewith.

                  (c) "Change in Control" shall mean:

                           (i) a merger or acquisition involving Capital Trust in which 50% or more of Capital Trust's voting stock outstanding after the merger or acquisition is held by holders different from those who held Capital Trust's voting stock immediately prior to such merger or acquisition;

                          (ii) the sale, transfer or other disposition of all or substantially all of the assets of Capital Trust in liquidation or dissolution of Capital Trust;

                         (iii) a transfer of all or substantially all of Capital Trust's assets pursuant to a partnership or joint venture agreement or similar arrangement where Capital Trust's resulting interest is or becomes less than 50%;

                          (iv) on or after the date hereof, a change in ownership of Capital Trust through an action or series of transactions, such that any person is or becomes the beneficial owner, directly or indirectly, of 50% or more of Capital Trust's voting stock; or

                         (v) the composition of the Board changes such that without the prior written approval of each of the Board designees of SZ and V2, such designees cease to comprise a majority of the Board.

                  (d) "Consumer Price Index" shall mean Index-U.S. City Average (CPI-U) (Base Year 1987 = 100) as reported by the Bureau of Labor Statistics, United States Department of Labor for the preceding twelve-month period ended the immediately prior December 31, or if the 1987 average shall no longer be used as an index of 100, an adjustment shall be made in such revised index which would have been obtained if the Consumer Price Index has not been so revised or if said average was still in use. In the event such index is no longer reported, such similar index of the cost of living as reported by any other United Stated government agency or if no government agency shall at such time publish such an index, a comparable index published by a major bank or other financial institution or by a university or recognized financial publication.

                  (e) "Good Reason" shall mean:

                           (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1.04 or any other action by Capital Trust which results in a material diminution of such position, authority, duties or responsibilities, including hiring by Capital Trust of an executive to whom Executive reports or who does not report to Executive or Hatkoff, but excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by Capital Trust promptly after receipt of notice thereof given by the Executive;

                         (ii) Capital Trust's requiring the Executive, without Executive's consent, to be based at any office or location outside of a 40 mile radius of Midtown Manhattan, New York, New York;

                         (iii) a willful and material breach of this Agreement by Capital Trust; or

                         (iv) a Change in Control of Capital Trust following which the acquirer is for any reason not bound by any material term of this Agreement to the same extent as Capital Trust immediately prior to such Change in Control.

                  (f) "Person" means any individual, corporation, association, partnership, limited liability company, estate, trust and any other entity or organization, governmental or otherwise.

                  (g) "Share Plan" means Capital Trust's 1997 Long-Term Incentive Share Plan, and any successor plan thereto.

                  (h) "Transfer" means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of security interest in or other disposal or attempted disposal of all or any portion of a security.

                  (i) "Veqtor" means Veqtor Finance Company, LLC, a Delaware limited liability company.

                                    PART SIX

                                  MISCELLANEOUS

         6.01 Indemnification. The Executive shall be entitled in respect of all acts or omissions by Executive occurring at any time during the Employment Period to the benefit of the indemnification provisions contained in the Capital Trust Amended and Restated Declaration of Trust in the form adopted and approved by the shareholders of Capital Trust at the annual meeting of shareholders of Capital Trust next succeeding the date of this Agreement and the bylaws of Capital Trust in effect on the date hereof (not including any amendments or additions that limit or narrow, but including any that add to or broaden, the protection afforded to the Executive by those provisions), to the extent not prohibited by applicable law.

         6.02 Assignment. The Executive and Capital Trust acknowledge and agree that the covenants, terms and provisions contained in this Agreement constitute a personal employment contract and the rights of the parties thereunder cannot be transferred, sold, assigned, pledged or hypothecated, excepting that (a) the Executive's rights pursuant to Section 4.02 or 4.03 may be transferred by will or operation of law and the Executive's Employee Benefits may be assigned or transferred in accordance with such policies, programs, plans or Capital Trust practices; and (b) the rights and obligations of Capital Trust under this Agreement may be assigned or transferred by operation of law pursuant to a merger, consolidation, share exchange, sale of substantially all of Capital Trust's assets, or other reorganization described in Section 368 of the Code, or through liquidation, dissolution or otherwise, whether or not Capital Trust is the continuing entity, provided that the assignee or transferee is the successor to all or substantially all of the assets of Capital Trust and such assignee or transferee assumes the rights and duties of Capital Trust, if any, as contained in this Agreement, either contractually or as a matter of law.

         6.03 Capacity. The Executive hereby represents and warrants that, in entering into thisAgreement, he is not in violation of any contract or agreement, whether written or oral, with any other person, firm, partnership, corporation, or other entity to which he is a party or by which he is bound and will not violate or interfere with the rights of any other person, firm, partnership, corporation or other entity. In the event that such a violation or interference does occur, or is alleged to occur, notwithstanding the representation and warranty made hereunder, the Executive shall indemnify Capital Trust from and against any and all manner of expenses and liabilities incurred by Capital Trust or any affiliated company of Capital Trust in connection with such violation or interference or alleged violation or interference.

         6.04 Severability. If any phrase, clause or provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such phrase, clause or provision shall be deemed severed from this Agreement, but will not affect any other provisions of this Agreement, which shall otherwise remain in full force and effect. If any restriction or limitation in this Agreement is deemed to be unreasonable, onerous and unduly restrictive by a court of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall remain effective to the maximum extent permissible within reasonable bounds.

         6.05 Notices. Any notice, request or other communication required to be given pursuant to the provisions hereof shall be in writing and shall be deemed to have been given when delivered in person or five (5) days after being deposited in the United States mail, certified or registered, postage pre-paid, return receipt requested and addressed to the party at its or his last known addresses. The address of any party may be changed by notice in writing to the other parties duly served in accordance herewith.

         6.06 Waiver. The waiver by Capital Trust or the Executive of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof.

         6.07 Governing Law. This Agreement and the enforcement thereof shall be governed and controlled in all respects by the laws of the State of New York (applicable to agreements to be performed wholly within such state).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first hereinabove written.

                                       CALIFORNIA REAL ESTATE INVESTMENT
                                         TRUST



                                       By:  /s/JOHN R. KLOPP
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



                                       EXECUTIVE:



                                             /s/CRAIG HATKOFF
                                             -----------------------------------

                                                                   Exhibit A
                                     RELEASE

         1. Pursuant to the terms of the Employment Agreement made as of _________ __, 1997, between California Real Estate Investment Trust, a trust organized under the laws of the State of California and established under a Declaration of Trust dated September 15, 1966, as amended from time to time (such trust and any successors thereto being hereinafter referred to as "Capital Trust"), and the undersigned (the "Agreement"), and in consideration of the payments made to me and other benefits to be received by me pursuant thereto, I, Craig Hatkoff, being of lawful age, do hereby release, and forever discharge, Capital Trust and its trustees, directors, officers, shareholders, subsidiaries, agents, and employees, from any and all actions, causes of action, claims, or demands for general, special or punitive damages, attorney's fees, expenses, or other compensation, which in any way relate to or arise out of my employment with Capital Trust or any of its subsidiaries or the termination of such employment (but not for actions, causes of action, claims or demands not directly related to such employment or termination of employment, even if arising at the time of termination), which I may now or hereafter have under any federal, state or local law, regulation or order, including without limitation, under the Age Discrimination in Employment Act, as amended, through and including the date of this Release; provided, however, that this Release shall not release Capital Trust's obligations with respect to (a) payment of the severance payments and compliance with the other provisions of Section 4.01(a) of the Agreement, (b) Executive's rights under the Share Plan and any grants to Executive thereunder (as the terms of such grants have been modified by the provisions of section 4.01(a) of the Agreement) and (c) paragraph 2 of this Release.

         2. Capital Trust agrees that, from and after the date hereof, if asked about the undersigned's separation from Capital Trust, except as otherwise required by applicable law, Capital Trust will not make any public statement regarding such separation other than that the undersigned has left Capital Trust to pursue other interests. From and after the date hereof, Capital Trust will not intentionally make any defamatory or disparaging statements about the undersigned or the undersigned's performance for Capital Trust. For purposes of this paragraph 2 only, Capital Trust shall mean only Samuel Zell, Sheli Z. Rosenberg, Gary R. Garrabrant (as long as the foregoing persons are still directly or indirectly affiliated with Capital Trust) and any persons then holding the position of trustee or director of Capital Trust, and shall specifically exclude Craig Hatkoff.

         3. I agree that, from and after the date hereof, if asked about my separation from Capital Trust, except as otherwise required by applicable law, I will not make any public statement regarding such separation other than that I have left Capital Trust to pursue other interests. From and after the date hereof, I will not intentionally make any defamatory or disparaging statements about Capital Trust, its subsidiaries or their products, services, trustees, directors, officers, shareholders, employees, agents, customers or business relationships.

         4. I further state that I have read this Release and the Agreement referred to herein, that I know the contents of both and that I have executed the same as my own free act.

WITNESS my hand this __ day of ____________, ____.



                                                     __________________________
                                                     Craig Hatkoff
AGREED AND ACKNOWLEDGED
THIS_________DAY OF __________, _______

CAPITAL TRUST

By:_____________________________





                                       A-2